EXHIBIT 23(G)(II) UNDER FORM N-1A
                                           EXHIBIT 10(G) UNDER ITEM 601/REG. S-K
                                   SCHEDULE A
                                     TO THE
                              CUSTODIAN AGREEMENT
                                    BETWEEN
                              THE HUNTINGTON FUNDS
                                      AND
                            HUNTINGTON NATIONAL BANK



       For its services under the Custodian Agreement, the Custodian will receive an annual fee as follows:

   {circle}0.026 of 1% of the average daily net asset of each of the Funds; and {circle}An additional surcharge of 0.005 of 1% on the average daily net non-
       domestic assets of the Huntington Situs Small Cap Fund and Huntington VA Situs Small Cap Fund.

All fees are to be accrued daily and paid monthly.


                                 THE HUNTINGTON FUNDS

                                 By:  /s/ George M. Polatas
                                 Name:  George M. Polatas
                                 Title:  Vice President


                                 THE HUNTINGTON NATIONAL BANK

                                 By:  /s/ B. Randolph Bateman
                                 Name:  B. Randolph Bateman
                                 Title:  Executive Vice President and
                                 Chief Investment Officer